NEWS FOR IMMEDIATE RELEASE

January 28, 2014                                                                             For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer
or
Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces 29% Increase in Net Income for 2013

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced an increase in earnings per share and related net income for the three and twelve month periods ended December 31, 2013.

Net income increased 29% for the twelve months ended December 31, 2013, to $63.9 million compared to $49.5 million for 2012, while diluted earnings per share were $2.18, an increase of 18% compared to $1.84 per share for 2012.  For the fourth quarter of 2013, net income was $15.4 million compared to $12.7 million for the fourth quarter of 2012, representing a 21% increase. Diluted earnings per share for the fourth quarter were $0.52, compared to $0.46 in the 2012 quarter. The increased net income improved the return on average assets to 1.05% in 2013 from 0.88% in 2012, and the return on average tangible equity (non-GAAP measure) increased to approximately 16% from 14%. The results for 2013 include the first full year of the late 2012 acquisition of Pittsburgh based Fidelity Bancorp, Inc. ("Fidelity") that significantly expanded WesBanco's presence in the southwestern Pennsylvania market.

Mr. Limbert commented, "We are pleased with the strong earnings performance in 2013 and third consecutive year of balance sheet growth.  Loan growth was achieved through the business development efforts of our additions to customer relationship personnel.  Net interest income and margin improved substantially in the last year from higher loan balances as well as a significant reduction in the cost of funds.  Accelerated growth of trust assets and growth in deposits over the last year contributed to increased fee income.  Credit quality continued to improve, resulting in a significant reduction in problem loans and a lower provision for credit losses.  The continued development of our operating and technology resources were also major contributors to the 2013 results."

Financial Condition

Total assets at December 31, 2013 increased 1.1% or $66.1 million from December 31, 2012, primarily due to loan growth.  Portfolio loans increased $207.2 million or 5.6% in 2013, with $58.4 million of growth coming in the fourth quarter.   Loan growth was achieved through $1.6 billion in loan originations in 2013. This represents an increase of 31.5% in loan originations compared to 2012.  Growth was centered in commercial real estate construction and C&I lending as a result of improved economic conditions, increased business activity in markets impacted by Marcellus and Utica shale gas drilling, expansion into the Pittsburgh market, additional lending personnel and continued improvement in loan origination processes.   In addition, a $117 million increase in unfunded commitments on construction loans will be advanced over the next twelve to eighteen months which should generate higher loan balances in 2014.  Loan growth was funded primarily by growth in deposits and by maturing securities.  Deposits increased $118.2 million or 2.4% from December 31, 2012, some of which was the result of initial deposits from bonus and royalty payments for Marcellus and Utica shale gas payments from energy companies operating in our local markets.  All deposit types increased except certificates of deposit, which decreased $138.1 million due to lower rate offerings on roll overs of maturities.  Available core deposit funding and maturities in the investment portfolio were also used to reduce higher cost borrowings by 19.5%, further reducing cost of funds.

WesBanco continues to maintain strong regulatory capital ratios.  At December 31, 2013, tier I leverage was 9.27%, tier I risk-based capital was 13.06%, and total risk-based capital was 14.19%, which were similar to or slightly improved from year end 2012.  Both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators, as well as the recently finalized BASEL III capital standards.  Total tangible equity to tangible assets (non-GAAP measure) was 7.35% at December 31, 2013, up from 6.84% at 2012 year-end, despite increased assets, lower other comprehensive income from lower securities valuations and the fourth quarter repurchase of

193,075 shares of WesBanco stock.  Strong earnings and improved total capital have enabled WesBanco to increase the quarterly dividend rate, currently at $0.20 per share, six times over the last three years, cumulatively representing a 43% increase, with a 2013 increase of 11%.

Credit Quality

Credit quality has continued to improve over the past quarter and year.  Total non-performing loans at December 31, 2013 were $51.5 million or 1.32% of total loans, which represents a 4.0% decrease from September 30, 2013 and a 19.1% decrease from $63.7 million or 1.73% of total loans at December 31, 2012.  Criticized and classified loans decreased 4.0% in the fourth quarter of 2013 compared to September 30, 2013 to $135.6 million, or 3.48% of total loans at December 31, 2013  and decreased 21.5% over the last twelve months from $172.7 million and 4.68% last year.

Net charge-offs for the fourth quarter of 2013 were $2.9 million, or 0.30% of average portfolio loans, and $14.2 million or 0.38% for the year, compared to net charge-offs of $4.1 million or 0.47% for the fourth quarter of 2012, and $22.1 million or 0.66% for 2012.  As a result of an improvement in all measures of credit quality, including delinquent and non-performing loans and classified and criticized loans, the provision for credit losses decreased to $3.1 million for the fourth quarter of 2013 compared to $3.3 million for the same quarter in 2012, and $9.1 million year-to-date compared to $19.9 million last year.  The allowance for loan losses represented 1.22% of total portfolio loans at the end of 2013 compared to 1.43% last year.

Net Interest Income

Net interest income increased $17.1 million or 10.2% in 2013 compared to 2012, due to an 8.5% increase in average earning assets, primarily through increased average loan balances.  In addition, the net interest margin increased 5 basis points to 3.58%, benefitting from the loan growth, purchase accounting-related accretion and a continued decrease in funding costs. In the fourth quarter, net interest income increased 9.1% due to a 6.5% increase in average earning assets compared to the same quarter of 2012.  The net interest margin for the quarter improved by 8 basis points, also to 3.58%. The margin improvement in 2013 was due to lower funding costs resulting from a 36.1% average reduction in higher rate FHLB advances and other borrowings, primarily through maturities, an 11.8% increase in total average deposits, with 88.6% of the increase from lower cost demand, money market or savings accounts and the repricing at lower rates of maturing CDs. Accretion of various purchase accounting adjustments from the acquisition also improved the net interest margin by 9 b.p. for the year, and 5 b.p. for the quarter.

Non-Interest Income and Non-Interest Expense

For 2013, non-interest income increased $4.5 million or 7.0% compared to 2012. Trust fees increased 8.5% as assets under management continued to increase from customer development initiatives and overall market improvements. Total trust assets were up 13.9% for the year. Net securities brokerage revenues increased 35.7%, due to significant production increases from existing markets, the deployment of an advisor team in the Pittsburgh market, the addition of support and producing staff in several regions, and an increase in referrals and production from a licensed retail banker program.  Service charges on deposits and electronic banking fees continued to grow, up 4.6% and 7.6% respectively for 2013. Securities gains were lower due to reduced portfolio restructuring compared to prior periods as interest rates increased.  Non-interest income declined by 3.7% in the fourth quarter of 2013 compared to the fourth quarter of 2012 primarily due to lower security gains and lower net gains on sales of mortgage loans, while fee income continued to increase.  Mortgage loan sales gains decreased as the percentage of mortgage loans retained for the portfolio increased and loan production declined, beginning in the fourth quarter, as increasing interest rates reduced refinancings.  However, WesBanco overall achieved record mortgage loan production in 2013, up 13% from 2012 to $392 million.

Non-interest expense in 2013 increased $10.9 million or 7.3% compared to 2012, but decreased $0.8 million or 2.0% for the fourth quarter of 2013 compared to the fourth quarter of 2012.  Increases were partially due to recurring expenses related to operating 13 additional branches acquired in the acquisition.  Most of the back office and other administrative savings targeted to be obtained from the merger were accomplished by year-end. Lower merger-related costs benefited both the quarter and the year-to-date periods of 2013 and, combined with generally lower expense growth in the fourth quarter, provided the overall reduction in fourth quarter expenses.  Salaries and wages increased 11.1% for 2013 due to routine annual adjustments to compensation, increased full time equivalent employees (“FTEs”) in the Pittsburgh market partially offset by the integration efficiencies, increased commissions on higher loan originations and brokerage revenue and higher incentive compensation. Employee benefit expenses increased for the year primarily from increased pension expense and employer taxes. Marketing costs were higher compared to 2012 due to additional marketing initiatives during 2013 and marketing expenses in the new Pittsburgh market.

Financial Results Conference Call

WesBanco, Inc. will host a conference call to discuss the Company's financial results for the fourth quarter of 2013 on Wednesday, January 29, 2014, at 11:00 a.m. E.S.T.  Callers wishing to participate should access the call by dialing 1-877-870-4263 or 1-412-317-0790 for international callers.  The call may also be listened to live via Webcast through the "Investor Relations" section of the Company's Web site at www.wesbanco.com or by registering at http://www.videonewswire.com/event.asp?id=97572.  Access to the Webcast will begin approximately 15 minutes prior to the start of the call.

WesBanco is a multi-state bank holding company with total assets of approximately $6.1 billion, operating through 120 branch locations and 105 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia.  WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:
Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2012 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, respectively, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the businesses of WesBanco and Fidelity may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger of WesBanco and Fidelity may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and Fidelity may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Year Ended
STATEMENT OF INCOME	December 31,			December 31,
Interest and dividend income	2013	2012	% Change	2013	2012	% Change
Loans, including fees	$ 43,617	$ 42,311	3.09%	$ 175,323	$ 166,656	5.20%
Interest and dividends on securities:
Taxable	7,178	7,677	(6.50%)	29,193	32,461	(10.07%)
Tax-exempt	3,380	3,129	8.02%	13,128	12,399	5.88%
Total interest and dividends on securities	10,558	10,806	(2.30%)	42,321	44,860	(5.66%)
Other interest income	82	55	49.09%	246	170	44.71%
Total interest and dividend income	54,257	53,172	2.04%	217,890	211,686	2.93%
Interest expense
Interest bearing demand deposits	380	395	(3.80%)	1,415	1,526	(7.27%)
Money market deposits	440	397	10.83%	1,462	2,183	(33.03%)
Savings deposits	130	168	(22.62%)	525	864	(39.24%)
Certificates of deposit	4,383	6,321	(30.66%)	22,010	26,371	(16.54%)
Total interest expense on deposits	5,333	7,281	(26.75%)	25,412	30,944	(17.88%)
Federal Home Loan Bank borrowings	251	789	(68.19%)	1,151	4,473	(74.27%)
Other short-term borrowings	625	976	(35.96%)	2,525	4,480	(43.64%)
Junior subordinated debt owed to unconsolidated subsidiary trusts	810	840	(3.57%)	3,315	3,438	(3.58%)
Total interest expense	7,019	9,886	(29.00%)	32,403	43,335	(25.23%)
Net interest income	47,238	43,286	9.13%	185,487	168,351	10.18%
Provision for credit losses	3,144	3,272	(3.91%)	9,086	19,874	(54.28%)
Net interest income after provision for credit losses	44,094	40,014	10.20%	176,401	148,477	18.81%
Non-interest income
Trust fees	4,883	4,655	4.90%	19,577	18,044	8.50%
Service charges on deposits	4,616	4,565	1.12%	17,925	17,138	4.59%
Electronic banking fees	3,012	2,807	7.30%	12,198	11,336	7.60%
Net securities brokerage revenue	1,604	1,284	24.92%	6,248	4,604	35.71%
Bank-owned life insurance	925	870	6.32%	4,664	3,516	32.65%
Net gains on sales of mortgage loans	456	1,015	(55.07%)	2,614	2,876	(9.11%)
Net securities (losses) / gains	(3)	752	(100.40%)	684	2,463	(72.23%)
Net loss on other real estate owned and other assets	(144)	(7)	(1957.14%)	(81)	(305)	73.44%
Other income	1,601	1,656	(3.32%)	5,456	5,103	6.92%
Total non-interest income	16,950	17,597	(3.68%)	69,285	64,775	6.96%
Non-interest expense
Salaries and wages	17,352	15,885	9.24%	65,431	58,913	11.06%
Employee benefits	5,774	5,924	(2.53%)	23,255	21,462	8.35%
Net occupancy	2,866	2,771	3.43%	11,809	10,905	8.29%
Equipment	2,768	2,604	6.30%	10,669	9,221	15.70%
Marketing	1,159	953	21.62%	5,174	4,235	22.17%
FDIC insurance	919	937	(1.92%)	3,725	3,899	(4.46%)
Amortization of intangible assets	546	570	(4.21%)	2,288	2,150	6.42%
Restructuring and merger-related expense	45	2,370	(98.10%)	1,310	3,888	(66.31%)
Other operating expenses	9,314	9,567	(2.64%)	37,337	35,447	5.33%
Total non-interest expense	40,743	41,581	(2.02%)	160,998	150,120	7.25%
Income before provision for income taxes	20,301	16,030	26.64%	84,688	63,132	34.14%
Provision for income taxes	4,948	3,380	46.39%	20,763	13,588	52.80%
Net Income	$ 15,353	$ 12,650	21.37%	$ 63,925	$ 49,544	29.03%

Taxable equivalent net interest income	$ 49,058	$ 44,971	9.09%	$ 192,556	$ 175,027	10.02%

Per common share data
Net income per common share - basic	$ 0.52	$ 0.46	13.04%	$ 2.18	$ 1.84	18.48%
Net income per common share - diluted	$ 0.52	$ 0.46	13.04%	$ 2.18	$ 1.84	18.48%
Dividends declared	$ 0.20	$ 0.18	11.11%	$ 0.78	$ 0.70	11.43%
Book value (period end)				$ 25.59	$ 24.45	4.66%
Tangible book value (period end) (1)				$ 14.68	$ 13.48	8.90%
Average common shares outstanding - basic	29,300,463	27,523,958	6.45%	29,270,922	26,867,227	8.95%
Average common shares outstanding - diluted	29,387,485	27,549,655	6.67%	29,344,683	26,888,847	9.13%
Period end common shares outstanding	29,175,236	29,214,660	(0.13%)	29,175,236	29,214,660	(0.13%)

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Year Ended
	December 31,
	2013	2012	% Change

Return on average assets	1.05%	0.88%	19.32%
Return on average equity	8.72	7.54	15.65
Return on average tangible equity (1)	15.79	13.57	16.36
Yield on earning assets (2)	4.18	4.40	(5.00)
Cost of interest bearing liabilities	0.73	1.04	(29.81)
Net interest spread (2)	3.45	3.36	2.68
Net interest margin (2)	3.58	3.53	1.42
Efficiency (1) (2)	60.99	60.98	0.02
Average loans to average deposits	75.28	74.15	1.52
Annualized net loan charge-offs/average loans	0.38	0.66	(42.42)
Effective income tax rate	24.52	21.52	13.94

	For the Quarter Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2013	2013	2013	2013	2012

Return on average assets	0.99%	1.01%	1.12%	1.07%	0.87%
Return on average equity	8.17	8.40	9.33	9.00	7.36
Return on average tangible equity (1)	14.60	15.20	16.88	16.55	13.06
Yield on earning assets (2)	4.09	4.13	4.20	4.31	4.27
Cost of interest bearing liabilities	0.63	0.73	0.77	0.81	0.93
Net interest spread (2)	3.46	3.40	3.43	3.50	3.34
Net interest margin (2)	3.58	3.52	3.56	3.64	3.50
Efficiency (1) (2)	61.66	61.45	60.25	60.59	62.67
Average loans to average deposits	75.79	76.16	75.27	73.86	74.40
Annualized net loan charge-offs/average loans	0.30	0.60	0.26	0.34	0.47
Effective income tax rate	24.37	23.92	26.63	22.88	21.09
Trust assets, market value at period end	$ 3,688,734	$ 3,501,873	$ 3,440,666	$ 3,451,124	$ 3,238,556

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	December 31,			September 30,	September 30, 2013
Assets	2013	2012	% Change	2013	to Dec. 31, 2013
Cash and due from banks	$ 80,001	$ 91,716	(12.77)%	$ 140,234	(42.95)%
Due from banks - interest bearing	15,550	33,889	(54.11)	5,405	187.70
Securities:
Available-for-sale, at fair value	934,386	1,021,244	(8.51)	933,455	0.10
Held-to-maturity (fair values of $596,308; $639,273 and $607,215, respectively)	598,520	602,509	(0.66)	602,588	(0.68)
Total securities	1,532,906	1,623,753	(5.59)	1,536,043	(0.20)
Loans held for sale	5,855	21,903	(73.27)	6,601	(11.30)
Portfolio loans:
Commercial real estate	1,912,919	1,858,345	2.94	1,867,782	2.42
Commercial and industrial	556,249	478,025	16.36	544,202	2.21
Residential real estate	890,804	793,702	12.23	879,703	1.26
Home equity	284,687	277,226	2.69	283,488	0.42
Consumer	250,258	280,464	(10.77)	261,363	(4.25)
Total portfolio loans, net of unearned income	3,894,917	3,687,762	5.62	3,836,538	1.52
Allowance for loan losses	(47,368)	(52,699)	10.12	(47,342)	(0.05)
Net portfolio loans	3,847,549	3,635,063	5.85	3,789,196	1.54
Premises and equipment, net	93,157	88,866	4.83	92,696	0.50
Accrued interest receivable	18,960	19,354	(2.04)	19,903	(4.74)
Goodwill and other intangible assets, net	321,426	324,465	(0.94)	321,972	(0.17)
Bank-owned life insurance	121,390	119,671	1.44	120,457	0.77
Other assets	107,979	120,037	(10.05)	105,853	2.01
Total Assets	$ 6,144,773	$ 6,078,717	1.09%	$ 6,138,360	0.10%

Liabilities
Deposits:
Non-interest bearing demand	$ 960,814	$ 874,923	9.82%	$ 917,478	4.72%
Interest bearing demand	857,761	831,368	3.17	870,319	(1.44)
Money market	942,768	847,805	11.20	858,422	9.83
Savings deposits	789,709	740,568	6.64	775,776	1.80
Certificates of deposit	1,511,478	1,649,620	(8.37)	1,638,447	(7.75)
Total deposits	5,062,530	4,944,284	2.39	5,060,442	0.04
Federal Home Loan Bank borrowings	39,508	111,187	(64.47)	59,918	(34.06)
Other short-term borrowings	150,536	142,971	5.29	124,179	21.23
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,137	113,832	(6.76)	106,127	0.01
Total borrowings	296,181	367,990	(19.51)	290,224	2.05
Accrued interest payable	2,354	3,856	(38.95)	3,535	(33.41)
Other liabilities	37,113	48,403	(23.33)	47,471	(21.82)
Total Liabilities	5,398,178	5,364,533	0.63	5,401,672	(0.06)

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
29,367,511 shares; 26,214,660 shares and 29,350,061 shares issued, respectively;
29,175,236 shares; 29,214,660 shares and 29,350,061 shares outstanding, respectively	61,182	60,863	0.52	61,144	0.06
Capital surplus	244,974	241,672	1.37	244,352	0.25
Retained earnings	460,351	419,246	9.80	450,833	2.11
Treasury stock (192,275; 0 and 0 shares - at cost,
respectively)	(5,969)	-	(100.00)	-	(100.00)
Accumulated other comprehensive loss	(12,734)	(6,365)	(100.06)	(18,442)	30.95
Deferred benefits for directors	(1,209)	(1,232)	1.87	(1,199)	(0.83)
Total Shareholders' Equity	746,595	714,184	4.54	736,688	1.34
Total Liabilities and Shareholders' Equity	$ 6,144,773	$ 6,078,717	1.09%	$ 6,138,360	0.10%

WESBANCO, INC.
Consolidated Selected Financial Highlights								Page 7
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended December 31,				Year Ended December 31,
	2013		2012		2013		2012
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 42,415	0.25%	$ 22,277	0.36%	$ 37,556	0.22%	$ 26,865	0.25%
Loans, net of unearned income (1)	3,859,211	4.48%	3,463,911	4.86%	3,772,172	4.65%	3,323,078	5.02%
Securities: (2)
Taxable	1,137,977	2.52%	1,275,530	2.41%	1,175,865	2.48%	1,270,446	2.56%
Tax-exempt (3)	400,049	5.20%	340,788	5.65%	384,069	5.26%	323,885	5.89%
Total securities	1,538,026	3.23%	1,616,318	3.09%	1,559,934	3.17%	1,594,331	3.23%
Other earning assets	12,200	1.84%	17,158	0.82%	15,165	1.07%	19,621	0.52%
Total earning assets (3)	5,451,852	4.09%	5,119,664	4.27%	5,384,827	4.18%	4,963,895	4.40%
Other assets	728,851		641,331		724,484		642,491
Total Assets	$ 6,180,703		$ 5,760,995		$ 6,109,311		$ 5,606,386

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 869,568	0.17%	$ 814,894	0.19%	$ 858,679	0.16%	$ 755,908	0.20%
Money market accounts	931,309	0.19%	800,059	0.20%	867,473	0.17%	781,400	0.28%
Savings deposits	782,895	0.07%	679,646	0.10%	770,687	0.07%	645,310	0.13%
Certificates of deposit	1,556,305	1.12%	1,558,594	1.61%	1,607,918	1.37%	1,547,379	1.70%
Total interest bearing deposits	4,140,077	0.51%	3,853,193	0.75%	4,104,757	0.62%	3,729,997	0.83%
Federal Home Loan Bank borrowings	53,508	1.86%	92,264	3.40%	62,344	1.85%	130,048	3.44%
Other borrowings	132,191	1.88%	178,809	2.17%	142,992	1.77%	191,534	2.34%
Junior subordinated debt	106,132	3.03%	108,673	3.08%	107,665	3.08%	106,727	3.22%
Total interest bearing liabilities	4,431,908	0.63%	4,232,939	0.93%	4,417,758	0.73%	4,158,306	1.04%
Non-interest bearing demand deposits	951,809		802,385		905,921		751,345
Other liabilities	51,850		41,977		52,383		40,051
Shareholders' equity	745,136		683,694		733,249		656,684
Total Liabilities and Shareholders' Equity	$ 6,180,703		$ 5,760,995		$ 6,109,311		$ 5,606,386
Taxable equivalent net interest spread		3.46%		3.34%		3.45%		3.36%
Taxable equivalent net interest margin		3.58%		3.50%		3.58%		3.53%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $0.8 million and $1.0 million for the three months ended December 31, 2013 and 2012, and $3.8 million and $4.0 million for the year ended December 31, 2013 and 2012, respectively.
Additionally, loan accretion included in interest income on acquired Fidelity loans was $0.4 million for the three months ended December 31, 2013 and $2.7 million for the year ended December 31, 2013, while accretion on acquired Fidelity interest bearing liabilities was $0.4 million for the three months ended December 31, 2013 and $1.7 million for the year ended December 31, 2013.
(2) Average yields on available-for sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 8
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Interest income	2013	2013	2013	2013	2012
Loans, including fees	$ 43,617	$ 43,678	$ 43,753	$ 44,276	$ 42,311
Interest and dividends on securities:
Taxable	7,178	7,226	7,357	7,433	7,677
Tax-exempt	3,380	3,355	3,264	3,127	3,129
Total interest and dividends on securities	10,558	10,581	10,621	10,560	10,806
Other interest income	82	58	50	56	55
Total interest and dividend income	54,257	54,317	54,424	54,892	53,172
Interest expense
Interest bearing demand deposits	380	369	365	301	395
Money market deposits	440	345	338	339	397
Savings deposits	130	128	127	141	168
Certificates of deposit	4,383	5,597	5,881	6,148	6,321
Total interest expense on deposits	5,333	6,439	6,711	6,929	7,281
Federal Home Loan Bank borrowings	251	291	289	319	789
Other short-term borrowings	625	651	627	623	976
Junior subordinated debt owed to unconsolidated subsidiary trusts	810	805	808	893	840
Total interest expense	7,019	8,186	8,435	8,764	9,886
Net interest income	47,238	46,131	45,989	46,128	43,286
Provision for credit losses	3,144	2,819	1,021	2,102	3,272
Net interest income after provision for credit losses	44,094	43,312	44,968	44,026	40,014
Non-interest income
Trust fees	4,883	4,854	4,823	5,018	4,655
Service charges on deposits	4,616	4,650	4,462	4,197	4,565
Electronic banking fees	3,012	3,124	3,195	2,866	2,807
Net securities brokerage revenue	1,604	1,506	1,641	1,497	1,284
Bank-owned life insurance	925	911	880	1,949	870
Net gains on sales of mortgage loans	456	745	701	712	1,015
Net securities (losses) / gains	(3)	(15)	686	16	752
Net loss on other real estate owned and other assets	(144)	8	101	(46)	(7)
Other income	1,601	1,333	1,235	1,287	1,656
Total non-interest income	16,950	17,116	17,724	17,496	17,597
Non-interest expense
Salaries and wages	17,352	16,480	15,772	15,826	15,885
Employee benefits	5,774	5,323	5,813	6,345	5,924
Net occupancy	2,866	2,921	2,830	3,192	2,771
Equipment	2,768	2,692	2,802	2,407	2,604
Marketing	1,159	1,585	1,624	805	953
FDIC insurance	919	916	919	971	937
Amortization of intangible assets	546	556	561	625	570
Restructuring and merger-related expense	45	36	51	1,178	2,370
Other operating expenses	9,314	9,500	9,127	9,398	9,567
Total non-interest expense	40,743	40,009	39,499	40,747	41,581
Income before provision for income taxes	20,301	20,419	23,193	20,775	16,030
Provision for income taxes	4,948	4,884	6,176	4,754	3,380
Net Income	$ 15,353	$ 15,535	$ 17,017	$ 16,021	$ 12,650

Taxable equivalent net interest income	$ 49,058	$ 47,938	$ 47,747	$ 47,812	$ 44,971

Per common share data
Net income per common share - basic	$ 0.52	$ 0.53	$ 0.58	$ 0.55	$ 0.46
Net income per common share - diluted	$ 0.52	$ 0.53	$ 0.58	$ 0.55	$ 0.46
Dividends declared	$ 0.20	$ 0.20	$ 0.19	$ 0.19	$ 0.18
Book value (period end)	$ 25.59	$ 25.10	$ 24.80	$ 24.80	$ 24.45
Tangible book value (period end) (1)	$ 14.68	$ 14.25	$ 13.91	$ 13.87	$ 13.48
Average common shares outstanding - basic	29,300,463	29,325,128	29,245,201	29,211,321	27,523,958
Average common shares outstanding - diluted	29,387,485	29,412,458	29,308,806	29,268,483	27,549,655
Period end common shares outstanding	29,175,236	29,350,061	29,282,412	29,214,018	29,214,660
Full time equivalent employees	1,469	1,462	1,478	1,448	1,507

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 9
(unaudited, dollars in thousands)
	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
Asset quality data	2013		2013		2013		2013		2012
Non-performing assets:
Troubled debt restructurings - accruing	$ 14,861		$ 15,480		$ 19,269		$ 20,420		$ 24,281
Non-accrual loans:
Troubled debt restructurings	9,324		12,920		15,655		17,106		15,001
Other non-accrual loans	27,309		25,240		27,414		25,620		24,371
Total non-accrual loans	36,633		38,160		43,069		42,726		39,372
Total non-performing loans	51,494		53,640		62,338		63,146		63,653
Other real estate and repossessed assets	4,860		5,184		5,007		5,147		5,988
Total non-performing assets	$ 56,354		$ 58,824		$ 67,345		$ 68,293		$ 69,641

Past due loans (1):
Loans past due 30-89 days	$ 14,831		$ 15,611		$ 15,792		$ 14,507		$ 22,543
Loans past due 90 days or more	2,591		3,043		3,594		4,345		5,294
Total past due loans	$ 17,422		$ 18,654		$ 19,386		$ 18,852		$ 27,837

Criticized and classified loans (2):
Criticized loans	$ 75,249		$ 76,442		$ 78,457		$ 84,146		$ 86,777
Classified loans	60,335		64,857		80,621		83,988		85,960
Total criticized and classified loans	$ 135,584		$ 141,299		$ 159,078		$ 168,134		$ 172,737

Loans past due 30-89 days / total loans	0.38%		0.41%		0.42%		0.39%		0.61%
Loans past due 90 days or more / total loans	0.07		0.08		0.09		0.12		0.14
Non-performing loans / total loans	1.32		1.40		1.64		1.71		1.73
Non-performing assets/total loans, other
real estate and repossessed assets	1.45		1.53		1.77		1.85		1.89
Criticized and classified loans / total loans	3.48		3.68		4.18		4.56		4.68

Allowance for loan losses
Allowance for loan losses	$ 47,368		$ 47,342		$ 50,381		$ 51,664		$ 52,699
Provision for credit losses	3,144		2,819		1,021		2,102		3,272
Net loan and deposit account overdraft charge-offs	2,887		5,804		2,433		3,032		4,124

Annualized net loan charge-offs /average loans	0.30%		0.60%		0.26%		0.34%		0.47%
Allowance for loan losses / portfolio loans	1.22%		1.23%		1.33%		1.40%		1.43%
Allowance for loan losses / non-performing loans	0.92	x	0.88	x	0.81	x	0.82	x	0.83	x
Allowance for loan losses / non-performing loans and
loans past due	0.69	x	0.65	x	0.62	x	0.63	x	0.59	x

	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
	2013		2013		2013		2013		2012
Capital ratios
Tier I leverage capital	9.27%		9.27%		9.13%		8.92%		9.34%
Tier I risk-based capital	13.06		13.08		12.85		12.88		12.82
Total risk-based capital	14.19		14.23		14.08		14.13		14.07
Average shareholders' equity to average assets	12.06		11.99		12.05		11.91		11.87
Tangible equity to tangible assets (3)	7.35		7.19		7.07		7.03		6.84

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES							Page 10
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2013	2013	2013	2013	2012	2013	2012
Return on average tangible equity:
Net income (annualized)	$ 60,911	$ 61,634	$ 68,256	$ 64,974	$ 50,325	$ 63,925	$ 49,544
Plus: amortization of intangibles (annualized) (1)	1,408	1,434	1,464	1,647	1,473	1,487	1,398
Net income before amortization of intangibles (annualized)	62,319	63,068	69,720	66,621	51,798	65,412	50,942

Average total shareholders' equity	745,136	733,462	731,935	722,211	683,694	733,249	656,684
Less: average goodwill and other intangibles, net of def. tax liability	(318,333)	(318,661)	(318,971)	(319,706)	(287,008)	(318,913)	(281,326)
Average tangible equity	426,803	414,801	412,964	402,505	396,686	414,336	375,358

Return on average tangible equity	14.60%	15.20%	16.88%	16.55%	13.06%	15.79%	13.57%

Net Income, excluding restructuring and merger-related expenses per diluted share:
Net income	$ 15,353	$ 15,535	$ 17,017	$ 16,021	$ 12,650	$ 63,925	$ 49,544
Add: Restructuring and merger-related expenses, net of tax (1)	29	23	33	766	1,541	852	2,527
Net income, excluding restructuring and merger-related expenses	$ 15,382	$ 15,558	$ 17,050	$ 16,787	$ 14,191	$ 64,777	$ 52,071

Average common shares outstanding - diluted	29,387,485	29,412,458	29,308,806	29,268,483	27,549,655	29,344,683	26,888,847

Net income, excluding restructuring and merger-related expense per diluted share	$ 0.52	$ 0.53	$ 0.58	$ 0.57	$ 0.52	$ 2.21	$ 1.94

	Period End
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2013	2013	2013	2013	2012
Tangible book value:
Total shareholders' equity	$ 746,595	$ 736,688	$ 726,232	$ 724,409	$ 714,184
Less: goodwill and other intangible assets, net of def. tax liability	(318,161)	(318,516)	(318,828)	(319,156)	(320,399)
Tangible equity	428,434	418,172	407,404	405,253	393,785

Common shares outstanding	29,175,236	29,350,061	29,282,412	29,214,018	29,214,660

Tangible book value	$ 14.68	$ 14.25	$ 13.91	$ 13.87	$ 13.48

Tangible equity to tangible assets:
Total shareholders' equity	$ 746,595	$ 736,688	$ 726,232	$ 724,409	$ 714,184
Less: goodwill and other intangible assets, net of def. tax liability	(318,161)	(318,516)	(318,828)	(319,156)	(320,399)
Tangible equity	428,434	418,172	407,404	405,253	393,785

Total assets	6,144,773	6,138,360	6,084,011	6,085,448	6,078,717
Less: goodwill and other intangible assets, net of def. tax liability	(318,161)	(318,516)	(318,828)	(319,156)	(320,399)
Tangible assets	5,826,611	5,819,844	5,765,183	5,766,292	5,758,318

Tangible equity to tangible assets	7.35%	7.19%	7.07%	7.03%	6.84%

Efficiency ratio:
Efficiency ratio is calculated by dividing non-interest expense less restructuring and merger related expenses by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(1) Tax effected at 35%.